EXHIBIT 10.47




                         Addendum No. 1

                             to the

                    Sixth Excess Catastrophe
                      Reinsurance Contract
                   Effective:  January 1, 1997

                            issued to

                      Meridian Mutual Group
                      Indianapolis, Indiana



It Is Hereby Agreed, effective January 1, 1998, with respect to losses arising out of loss occurrences commencing on or after that date, that this Contract shall be amended as follows:

1. Paragraph A of Article VIII - Definitions - shall be deleted and the following substituted therefor:

   "A. `Ultimate net loss' as used herein is defined as the sum or sums (including extra contractual obligations and any loss adjustment expense, as hereinafter defined) paid or payable by the Company in in satisfaction of judgments rendered on account of such claims, after deduction of all salvage, all recoveries and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Company's ultimate net loss has been ascertained."

2. The following paragraph shall be added to and made part of
   Article VIII - Definitions:

   "C. `Loss adjustment expense' as used herein shall mean expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of specific claims, regardless of how such expenses are classified for statutory reporting purposes. Loss adjustment expense shall include, but not be limited to, interest on judgments and expenses of outside adjusters, but shall not include office expenses or salaries of the Company's regular employees."

It Is Further Agreed, effective January 1, 1998, that this
Contract shall be amended as follows:

1. Paragraphs A and B of Article XIII - Premium - shall be deleted and the following substituted therefor:

   "A. As premium for the reinsurance provided hereunder for each contract year, the Company shall pay the Reinsurer
        .00782% of its Insurance In Force calculated on June 30 of each respective contract year, subject to an annual minimum premium of $399,200.

    B. The Company shall pay the Reinsurer a deposit premium of $499,000 for each contract year, payable in four equal installments of $124,750 on January 1, April 1, July 1 and October 1, of each contract year."

2. The following Article shall be added to and made part of this
   Contract:

   "Article XXVII - Late Payments

    A. The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.

    B. In the event any premium, loss or other payment due either party is not received by the intermediary named in
        Article XXVI (hereinafter referred to as the ` Intermediary') by the payment due date, the party to whom payment is due may, by notifying the Intermediary in writing, require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

         1. The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

         2.   1/365ths of the 12-month United States Treasury
              Bill Rate, as quoted in The Wall Street Journal on the first business day of the month for which the calculation is made; times

         3.   The amount past due, including accrued interest.

        It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the Intermediary.

    C. The establishment of the due date shall, for purposes of this Article, be determined as follows:

         1. As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due
              30 days after the date of transmittal by the Intermediary of the initial billing for each such payment.

         2. Any claim or loss payment due the Company hereunder shall be deemed due 10 business days after the proof of loss or demand for payment is transmitted to the Reinsurer or is received by the Reinsurer, whichever is soonest. If such loss or claim payment is not received within the 10 days, interest will accrue on the payment or amount overdue in accordance with paragraph B above, from the date the proof of loss or demand for payment, in accordance with the provisions of Article X, was transmitted to the Reinsurer.

         3. As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs 1 and 2 of paragraph C above, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 10 business days following transmittal of written notification that the provisions of this Article have been invoked.

        For purposes of interest calculations only, amounts due hereunder shall be deemed paid upon receipt by the Intermediary.

    D. Nothing herein shall be construed as limiting or prohibiting a subscribing reinsurer from contesting the validity of any claim, or from participating in the defense or control of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

    E. Interest penalties arising out of the application of this Article that are $100 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period."

The provisions of this Contract shall remain otherwise unchanged.

In Witness Whereof, the Company by its duly authorized representative has executed this Addendum as of the date undermentioned at:

Indianapolis, Indiana,this _______ day of _________________199___.

                __________________________________________________
                Meridian Mutual Group




                         Addendum No. 1

                             to the

               Interests and Liabilities Agreement

                               of

            Munchener Ruckversicherungs-Gesellschaft
                         Munich, Germany
    (hereinafter referred to as the "Subscribing Reinsurer")

                       with respect to the

                    Sixth Excess Catastrophe
                      Reinsurance Contract
                   Effective:  January 1, 1997

                            issued to

                      Meridian Mutual Group
                      Indianapolis, Indiana
     (hereinafter referred to collectively as the "Company")



The Subscribing Reinsurer hereby accepts Addendum No. 1, as duly executed by the Company, as part of the Contract, effective
January 1, 1998.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Addendum as of the date undermentioned at:


Munich, Germany,this ________ day of ______________________199___.

                __________________________________________________
                Munchener Ruckversicherungs-Gesellschaft